UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2012

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54447	01-0969655
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Church Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2012, the Board of Directors of Naugatuck Valley Financial Corporation (the “Company”) and the Board of Directors of its wholly-owned subsidiary, Naugatuck Valley Savings and Loan (the “Bank”), appointed Thomas Van Lenten, CPA as Interim Chief Executive Financial Officer of the Company and the Bank, respectively.

Since March 2012, Mr. Van Lenten (age 59) has been a Director of CFO Consulting Partners, LLC. From 2008 to February 2012, Mr. Van Lenten was an independent financial consultant. From 2005 to 2008, he was a Managing Director of The Bear Stearns Companies, Inc. There are no family relationships between Mr. Van Lenten and any director or executive officer of the Company or the Bank. There is no transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company or the Bank was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Van Lenten had or will have a direct or indirect material interest.

Item 8.01	Other Events.

On November 14, 2012, the Company and the Bank issued a press release announcing the appointment of Mr. Van Lenten as Interim Chief Financial Officer of both the Company and the Bank. A copy of the press release is attached as an exhibit to this Current Report and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1 – Press Release Dated November 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: November 14, 2012	By:	/s/ William C. Calderara
William C. Calderara
President and Chief Executive Officer